Exhibit 23.1

[MORGAN & COMPANY LETTERHEAD]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this First Amended Registration Statement of Pure Capital Incorporated (formerly Universal Domains Incorporated) on Form S-8 relating to the registration of an additional 3,000,000 common shares which may be issued as awards granted in connection with the Pure Capital Incorporated (formerly Universal Domains Incorporated) First Amended 2004 Stock Incentive Plan, of our Auditors’ Report, dated August 9, 2004, on the balance sheets of Pure Capital Incorporated (formerly Universal Domains Incorporated) as at December 31, 2003 and 2002, and the related statements of operations and deficit, stockholders’ equity and cash flows for the years ended December 31, 2003 and 2002.

Vancouver, Canada                     “Morgan & Company”

November 12, 2004                     Chartered Accountants

Tel: (604) 687-5841
Fax: (604) 687-0075
www.morgan-cas.com

PO Box 10007 Pacific Centre
Suite 1488-700 West Georgia Street
Vancouver, B.C. V7Y 1A1